EXHIBIT 23.3

         Consent of Independent Geologist to use of name

                          Robert Reukl



United States Securities and Exchange Commission
Washington, D.C.
20549
           May 20, 2003

Re: Bluestone Ventures, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as a consulting geologist to Bluestone Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of registration statement of Bluestone Ventures
Inc.   I consent to the use of my report in the Form SB-2
Registration Statement filed by the Company and to the references to me as a consulting geologist to the Company.

   Very truly yours;          Robert Reukl
                       By: /s/  Robert Reukl
                              Robert Reukl